UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2020

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 26, 2020, Emergent BioSolutions Inc., through its wholly-owned subsidiary, Emergent Manufacturing Operations Baltimore, LLC (collectively, the “Company”), entered into a Master Services Agreement and related Manufacturing Product Schedule (the “July Product Schedule”) with AstraZeneca Pharmaceuticals LP (“AstraZeneca”) to provide contract development and manufacturing services. Under the Agreement, Emergent will engage through product schedules to perform certain activities, including commercial manufacturing of AstraZeneca’s COVID-19 vaccine candidate, AZD1222. Under the July Product Schedule, which is valued at up to approximately $238 million though 2021, the Company is expected to produce drug substance at large scale for commercial supply beginning this year. The July Product Schedule includes both an initial manufacturing commitment of approximately $174 million and an option for additional manufacturing in 2021 valued at approximately $64 million.

The parties previously agreed to work together to negotiate the terms of the Agreement under a short form Master Services Agreement (the “Short Form Agreement”) and a Work Order (the “Work Order”) entered into on June 10, 2020 under which the Company is currently providing AstraZeneca technology transfer, scale-up, process performance qualification, and capacity commitment services.

The Agreement has a three-year term and replaces the Short Form Agreement, except that the Work Order, valued at approximately $87 million, remains in place as a Product Schedule to the Agreement. The Agreement is also subject to customary provisions permitting termination by the parties in connection with certain specified events. The July Product Schedule will expire upon completion of the services set forth therein (unless terminated earlier), which are expected to be completed in the first half of 2021.

The preceding descriptions of the Agreement, Product Schedule and Work Order do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, Product Schedule and Work Order, which are expected to be filed as exhibits to the Company’s Quarterly Report for the quarter ended September 30, 2020.

Safe Harbor Statement

This Form 8-K and the attached press release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our ability to produce viable COVID-19 vaccine candidates at the prescribed scale and on the anticipated timeline and pave their potential pathway to licensure, as well as the negotiation of any further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K or attached press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including the success of the planned development programs; the timing of and ability to obtain and maintain regulatory approvals for the product candidates; and our commercialization, marketing and manufacturing capabilities. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

Item 7.01 Regulation FD Disclosure.

The Company also issued a press release on July 27, 2020 announcing the entry into the Agreement. A copy of the press release related to such announcement is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99	Press release issued by the Company on July 27, 2020.
101
Emergent BioSolutions Inc. Current Report on Form 8-K, dated July 26, 2020, formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: July 27, 2020	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer